AMENDMENT #2
TO
DEED OF LEASE

THIS AMENDMENT #2 TO LEASE AGREEMENT (the "Amendment #2") is made as of the 18th day of June 2009, by and between ePLUS, INC. ("Tenant"), and Norton Building 1 LLC ("Landlord").

WHEREAS, the Landlord is the owner of certain property, located in Fairfax County, Virginia, with a street address of 13595 Dulles Technology Drive, Herndon, Virginia (the "Property"), improved by a two-story office building located thereon (the "Building"); and,

WHEREAS, the Tenant and Landlord are parties to that certain LEASE AGREEMENT dated as of December 23, 2004 (the “Lease”) and AMENDMENT #1 dated as of July 1, 2007 (“Amendment #1”); and,

WHEREAS, the Tenant and Landlord desire to enter modify the Lease to provide for the occupancy of the entire Premises for an additional five (5) year term at its expiration on December 31, 2009, upon the terms and conditions more particularly set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below:

1.	The capitalized terms contained in this Amendment #2 and not herein defined shall have the same meanings as ascribed to them in the Lease.

2.
Section 1.1(b) is modified to provide that Base Rent from and after January 1, 2010 shall be $21.50  per square foot, subject to adjustment for actual 2009 operating expenses as provided in Section 6 below and subject to annual increases as set forth in Section 3.22.

3.	Section 1.1(d) is modified to provide for a new Expiration Date of December 31, 2014.

4.	Section 3.1 is modified to provide that the Base Rent as of January 1, 2010 shall be $100,118.33 per month subject to adjustment for actual 2009 operating expenses as provided in Section 6.

5.	The adjustment provided for in Section 3.4 of the Lease as modified by Section 5 of Amendment #1 is eliminated in its entirety, effective for periods on or after January 1, 2010.

6.
Tenant shall remain responsible for 100% of increases over Base Year Expenses in Utilities, operating charges, insurance and real estate taxes for all periods on or after January 1, 2010.  Base Year Expenses shall be modified for periods on and after January 1, 2010 to actual Utilities, operating charges, insurance and real estate taxes for calendar year 2009.  For purposes of Sections 2 and 4 above modified Base Year Expenses have been estimated at $9.52 per square foot.  Should actual Utilities, operating charges, insurance and real estate taxes for calendar year 2009 be more or less than $9.52 per square foot, Base Rent provided for in Section 2 above and monthly Base Rent provided for in Section 4 above shall be modified accordingly.  Such adjustment shall be determined on or before April 30, 2010.

7.
Section 3.2 of the Lease shall be modified to provide for annual increases of 2.75% on a Base Rent, net of expenses factor of $11.98 per square foot, beginning one year from the January 1, 2010 renewal commencement date.

8.	Section 3.4 of the Lease and Section 5 of Amendment #1 shall be deleted in their entirety for periods beginning on and after January 1, 2010.

9.	Section 18.18 of the Lease is deleted in its entirety.

10.	Section 2.4 of the Lease is replaced in its entirety by the following language:

“Early Termination Right.  Tenant may elect to terminate this Lease with respect to the entire Premises on December 31, 2012 by six (6) months prior written notice, if Tenant, in good faith, determines that the Premises are no longer physically suitable for its needs.  There shall be no penalty fee associated with such termination; however, Tenant shall be liable to Landlord for normal and reasonable restoration costs incurred by Landlord on account of damage to the Leased Premises, and for costs of any alterations needed to secure the surrendered space. These costs shall be paid by Tenant as Additional Rent, to be paid within 60 days after invoice therefore by Landlord.”

11.	Except as modified as provided in this Amendment all terms and conditions of the Lease as modified by Amendment #1 shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment #2 under seal on the day and year first above written.

TENANT:

ePlus

By:  /s/  Steven Mencarini

Name:  Steven Mencarini

Title:  Senior Vice President

LANDLORD:

NORTON BUILDING 1, LLC

By:  /s/ Michael W. Scott

Name:  Michael W. Scott

Title: Manager